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                                                                   Exhibit 10.15

                                     FORM OF
                               INDEMNITY AGREEMENT



This indemnity agreement made the       day of           ,


Between: HENRY BIRKS & SONS INC., a corporation amalgamated under the laws of Canada and having its head office at 1240, Phillips Square, Montreal, (Quebec) H3B 3H4

               (hereinafter called "Birks")

And:           XX Director (or an Officer),
               having a place of business at

               (hereinafter called "XX")


     WHEREAS Birks is amalgamated under the laws of Canada;

     WHEREAS Birks has requested that XX act as a Director (or an Officer) of Birks;

     WHEREAS XX has agreed to act as a Director of Birks upon the condition that Birks provide this indemnity;

In consideration of the premises and the mutual covenants herein contained the parties hereto agree as hereinafter set forth:

1.   Birks will indemnify and save harmless XX as follows:

     1.1 except in respect to actions by or on behalf of Birks to procure a judgment in its favor, Birks will indemnify XX against any and all costs, charges, expenses, fines, and penalties, including any amounts paid to settle an action or investigative proceeding or satisfy a judgment or investigative determination, which are reasonably incurred by XX in respect of any civil, criminal, or administrative action or proceeding to which XX is made a party by reason of being or having been a Director (or an Officer) of Birks provided that:


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AMENDED INDEMNITY AGREEMENT
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          o    (I) XX acted honestly and in good faith with a view to the best interest of Birks; and

          o (II) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, XX had reasonable grounds for believing that her/his conduct was lawful.

     1.2. in respect to actions by or on behalf of Birks to procure a judgment in its favor to which XX is made a party by reason of being or having been a Director (or an Officer) XX of Birks, Birks will (to the extent required by law) apply to a court of competent jurisdiction for an order approving the indemnity of XX and subject to such approval when required by law, Birks will indemnify XX respecting any and all costs, charges and expenses reasonably incurred by XX in connection with such action provided XX acted in accordance with paragraphs 1.1 (I) and 1.1(II) hereof.

     1.3. Birks will indemnify XX against all costs, charges and expenses reasonably incurred by XX in connection with the defense of any civil, criminal, or administrative action or proceeding to which XX is made a party by reason of being or having been a Director (or Officer) of Birks provided that:


          o XX acted in accordance to paragraphs 1.1 (I) and 1.1 (II) hereof with respect to the behavior which is the subject of the action or proceeding and with respect to the conduct of its defense or her/his participation in the proceeding.

2. Birks will advance or pay to XX from time to time, but no more frequently than monthly, amount required by XX, and claimed by XX in order to pay the cost of participation in any action or investigation or like proceeding, including derivative actions. Such amounts shall include sums sufficient to cover all legal fees and expenses incurred or to be incurred by XX, on a solicitor to client basis.

     When advances are made to cover cost or expenses such shall be reasonable and shall not exceed the foreseeable costs, fees/expenses to cover amounts due during the following month.


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AMENDED INDEMNITY AGREEMENT
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3.   This agreement is severable and in the event that a part or portion of a provision contained herein is rendered to be void, the remaining part or portion thereof and the remaining provisions of this agreement shall be deemed to be in full force and effect and binding upon the parties hereto.

4. No provision contained in this agreement shall prevent XX from resigning as a Director (or an Officer) of Birks.

5. This agreement shall be interpreted in accordance with the law of the Province of Quebec.

6. This agreement shall enure to and be binding upon the parties hereto, and upon their personal representatives, heirs, successors and assigns.

7. In witness whereof the parties hereto have duly executed this agreement on the day and year first above written.

8. This agreement has been drawn up in the English language at the express request of the parties.


HENRY BIRKS & SONS INC. / HENRY BIRKS ET FILS INC.


per: ______________________________
Name:
Title:


Director / Officer


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Signature